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                                                                Exhibit 1(q)


                         UNANIMOUS WRITTEN CONSENT OF
                           THE BOARD OF DIRECTORS OF
                     GE LIFE AND ANNUITY ASSURANCE COMPANY


WHEREAS, The Board of Directors of the Company, pursuant to the Provisions of
Section 38.2-3113 of the Code of Virginia, adopted a resolution establishing Life of Virginia Separate Account 4 ("Separate Account 4") on August 19, 1987; and

WHEREAS, The Board of Directors of the Company adopted resolutions changing the name of the company to GE Life and Annuity Assurance Company and the name of the separate account to GE Life & Annuity Separate Account 4 on January 1, 1999; and

WHEREAS, The Company wishes to establish 12 subaccounts/investment subdivisions of the aforementioned separate account which will invest in shares of Global Life Sciences Portfolio and Global Technology Portfolio of Janus Aspen Series. Additionally, the Value Equity Fund of GE Investments Funds, Inc. is now known as Mid Cap Value Fund.

NOW, THEREFORE, BE IT RESOLVED, That the Executive Committee of the Board of Directors of the Company does hereby establish and create 12 additional subaccounts/investment subdivision of the aforementioned separate account. The new subdivisions/investment subdivisions shall invest in shares of a single mutual fund portfolio as set forth below:



INVESTMENT SUBDIVISIONS:                                  TO BE INVESTED IN:
                                                          Janus Aspen Series
JAN  Global Life Sciences                                   Global Life Sciences Portfolio
JAN  Global Life Sciences - B                               Global Life Sciences Portfolio
JAN  Global Life Sciences - C                               Global Life Sciences Portfolio
JAN  Global Life Sciences - D                               Global Life Sciences Portfolio
JAN  Global Life Sciences - F                               Global Life Sciences Portfolio
JAN  Global Life Sciences - G                               Global Life Sciences Portfolio
JAN  Global Technology                                      Global Technology Portfolio
JAN  Global Technology - B                                  Global Technology Portfolio
JAN  Global Technology - C                                  Global Technology Portfolio
JAN  Global Technology - D                                  Global Technology Portfolio
JAN  Global Technology - F                                  Global Technology Portfolio
JAN  Global Technology - F                                  Global Technology Portfolio


                                                          GE Investments Funds, Inc.
GEI Mid Cap Value                                           Mid Cap Value Fund
GEI Mid Cap Value - B                                       Mid Cap Value Fund
GEI Mid Cap Value - C                                       Mid Cap Value Fund
GEI Mid Cap Value - D                                       Mid Cap Value Fund
GEI Mid Cap Value - E                                       Mid Cap Value Fund
GEI Mid Cap Value - F                                       Mid Cap Value Fund
GEI Mid Cap Value - G                                       Mid Cap Value Fund

FURTHER RESOLVED, That the President, or any Senior Vice President, and each of them, with full power to act without the others, are hereby severally authorized to execute whatever agreement or agreements may be necessary or appropriate to enable such investments to be made, and the Board of Directors hereby ratifies any such officer in executing any such agreement prior to the date of these resolutions; and
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FURTHER RESOLVED, That the President or any Senior Vice President, and each of them, with full power to act without the others, are hereby severally authorized to execute and deliver such other documents and do such acts and things as each or any of them may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.

FURTHER RESOLVED, That this resolution shall take effect as of April 15, 2000.